UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

_____________________

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2007

Wynn Resorts, Limited
(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South
Las Vegas, Nevada		89109
(Address of principal executive offices of each registrant)		(Zip Code)

(702) 770-7555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          On July 3, 2007, Wynn Resorts, Limited (the “Company”) issued a press release announcing that the President of Wynn Macau, Grant R. Bowie, will leave the Company and will be replaced by Ian Coughlan, effective July 6, 2007.

(c)          On and effective July 6, 2007, Ian Coughlan will become the President of Wynn Macau.

Mr. Coughlan, 48 years old, joined an affiliate of the Company in January 2007 as Worldwide Director of Hotel Operations. From 1996, Mr. Coughlan was employed by the Peninsula Group, a hotel company, including positions as General Manager of the Peninsula Hong Kong and Peninsula Bangkok. The Peninsula Group is not a parent, subsidiary or other affiliate of the Company. Prior to joining the Peninsula Group, Mr. Coughlan held various positions with Mandarin Oriental and Ritz Carlton.

There are no family relationships among Mr. Coughlan and any directors or officers of the Company.

There have been no transactions nor are there any proposed transactions between the Company and Mr. Coughlan that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The Company and Mr. Coughlan are currently finalizing the terms of his employment agreement to reflect his promotion. Once finalized, the Company will file an amendment to this Form 8-K within four business days to reflect the terms of Mr. Coughlan's employment agreement as required by this Item 5.02(c).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description

99.1	Press Release dated July 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 5, 2007

Wynn Resorts, Limited

By:	/s/ John Strzemp
John Strzemp
Chief Financial Officer

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